Exhibit 10.5

YOUR COMMUNITY BANKSHARES, INC.

RESTRICTED STOCK UNITS AGREEMENT

MODIFICATION

THIS RESTRICTED STOCK UNITS MODIFICATION (the “Modification”) is made as of the 2nd day of May, 2016 by and between Paul Chrisco (the “Executive”), and Your Community Bankshares, Inc. (the “Company”), an Indiana corporation with its principal place of business at 101 West Spring Street, New Albany, Indiana 47150.

Recitals

WHEREAS, the Company awarded Executive restricted stock units under those certain Restricted Stock Unit Award Agreements dated as of December 15, 2014 (the “2014 Award Agreement”) and January 14, 2015 (the “2015 Award Agreement”) (collectively, the “Award Agreements”);

WHEREAS, the Company and Executive adopted a modification to the Award Agreements effective November 30, 2015 (the “Amendment”) to provide that any unvested restricted stock units awarded to Executive under the Award Agreements would become fully vested in the event of Executive’s death, disability or a Change in Control of the Company;

WHEREAS, the Company and the Executive wish to revoke the Amendment with respect to certain unvested restricted stock units awarded to Executive under the Award Agreements that were originally scheduled to vest on December 15, 2016 and January 14, 2017, respectively; and

WHEREAS, Executive desires to accept the revocation of the Amendment with respect to certain unvested restricted stock units awarded to Executive under the Award Agreements that were originally scheduled to vest on December 15, 2016 and January 14, 2017, respectively.

NOW, THEREFORE, in consideration of the foregoing and the mutual undertakings herein contained, and for other good and valuable consideration, the mutuality, receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Revocation. The Amendment is hereby revoked with respect to the 2,000 unvested restricted stock units awarded to Executive under the 2014 Award Agreement, which will now vest on December 15, 2016, and the 408 unvested restricted stock units awarded to Executive under the 2015 Award Agreement, which will now vest on January 14, 2017.

2.             Ratification. Executive and the Company hereby ratify and reaffirm all of the terms, conditions and provisions of the Award Agreements and other documents related thereto, except as amended herein, and agree the same shall remain in full force and effect.

[Remainder of Page Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed and delivered this Modification effective as of the date first above written.

YOUR COMMUNITY BANKSHARES, INC.

By:	/s/ James D. Rickard

Title:	President and CEO

PAUL CHRISCO

/s/ Paul Chrisco